Published August 15, 2007 BROKER TEAR SHEET

WEALTHCRAFT SYSTEMS INC. - Information Technology WCSY: OTC BB

WealthCraft Systems Inc. (OTCBB: WCSY), headquartered in Hong Kong, is the parent company of WealthCraft Systems Ltd, an information technology company that designs, develops, markets and supports a flexible, scalable and secure technology platform for wealth management services to financial institutions, including investment advisory firms, securities brokerage firms, retail and private banks, mutual fund companies and insurance companies.

Stock Data - August 10, '07

Stock Symbol	WCSY
Exchange	OTC BB
Current Price	$ 5.25
52 - Wk Range	4.40 - 7.05
Shares Outst	11,000,000
Float	2,625,000
Market Cap	57,750,000
Fiscal Year end	31-Dec
Website	www.wealthcraft.com
Investor Relations	WealthCraft Systems
Contact	Ms. Rebecca Meng
Contact No.	(86) 755-8828-4994

Employees

70 Full Time

Officers

Kelly J. Tallas	President/CEO
Xiao Zhen Li	CFO
Curtis Hulleman	Chief Information Officer

Directors

Kelly J. Tallas	President/CEO
Curtis Hulleman	Chief Information Officer

Office

WealthCraft Systems Inc.
Unit A, 9/F, On Hing Building
1 On Hing Terrace, Central
Hong Kong

Tel: +852 3586 8233
Fax: +852 3585 3399

Other Locations

Shenzhen	China
Beijing	China

Business Summary

WealthCraft Systems Inc. (OTCBB: WCSY)("Wealthcraft" or the "Company") together with its subsidiary, WealthCraft Systems Ltd., is an information technology company that designs, develops, markets and supports a flexible, scalable and secure technology platform for wealth management services to financial institutions, including investment advisory firms, securities brokerage firms, retail and private banks, mutual fund companies and insurance companies. Wealthcraft's focus is on the Asia market, primarily Hong Kong, Taiwan, Singapore and Mainland China. This market currently lacks a comprehensive technology solution for servicing it's growing wealth management industry. Moreover, due to a number of factors, including language and currency issues, existing products available in other parts of the world are not readily adaptable to the Asia market.

WealthCraft offers financial institutions a complete, customized solution for their wealth management business. The Company's principal business solution, Advisor Workbench, is implemented through its proprietary technology and gives financial professionals the tools and services required to develop and expand their wealth management business, including customer relationship management, financial planning, investment research, portfolio management and trade execution. This enables financial institutions to enhance customer loyalty, enhance financial advisor productivity, strengthen customer relationships and increase assets under management. Wealthcraft also maintains an integrated back-office system that provides order execution, order management and portfolio and commission management. The final product offering allows institutions to access the industry standard SWIFTnet funds transfer system thereby allowing automated mutual fund transactions which are generally manually performed in Asia. WealthCraft, through its subsidiaries in China, also has a research & development center in Shenzhen and a representative office in Beijing.

Products

- Advisor Workbench
- ATOMS Order Management System
- ATOMS SWIFTNet Funds Gateway

Alliances and Partnerships

- Standard & Poor's (S&P)
- SWIFT
- Microsoft Asia
- Decillion Solutions Group

Recent Press Releases

- WealthCraft Systems Introduces ATOMS SWIFTNet Funds On-Demand (July 19, 2007)
- WealthCraft Appoints Leader for New Beijing Office (July 5. 2007)
- WealthCraft Bolsters Presence in China with New Beijing Office (Jun 25, 2007)
- WEALTHCRAFT SYSTEMS INC. Financials (Jun 5, 2007)
- Company Profile for WealthCraft Systems Limited (May 18, 2007)
- Decillion Introduces WealthCraft Straight Through Processing Solution at SWIFTNet Funds Event in Sydney (May 16, 2007)
- WEALTHCRAFT SYSTEMS INC. Files SEC form 10QSB, Quarterly Report (May 15, 2007)
- WealthCraft Systems Inc. and Decillion Solutions Group to Partner in Asia to Market WealthCraft Total Solution (May 13, 2007)

(To learn more about these news releases; go online at one of the many financial service websites, such as Yahoo Financial, MSN, CNN Money, and more.)

Bal Sheet Items - Mar 31, 2007

Current Assets	$	642
Fixed Assets	$	140
Other Assets	$	225
Total Assets	$	1,008
Current Liab	$	369
Other Liab	$	380
Total Liab	$	750
Stock Equity	$	258

INCOME	Mar 31, '07	Mar 31, '06	Increase/(Decrease)
Revenues	$ 179	$ 43	316%
Cost of sales	$ 134	$ 6	2133%
Gross profit	$ 45	$ 37	22%
Net Income/Loss	$ (586)	$ (168)	249%
EPS	$ (0.07)	$ (0.02)	250%

WealthCraft

(Income and Balance Sheet in USD '000 except EPS; EPS - Basic & diluted net income per share)